Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mannatech, Inc.
Flower Mound, Texas

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 11, 2019, relating to the consolidated financial statements and schedule of Mannatech, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP
Dallas, Texas
August 22, 2019